Exhibit 4.1

Execution Copy

CORPORATE OFFICE PROPERTIES, L.P., as Issuer

CORPORATE OFFICE PROPERTIES TRUST, as Guarantor

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of
September 18, 2006

3.50% Exchangeable Senior Notes due 2026

i

		Page

Section 16.13.	Severability	74

Exhibit A	Form of Note	A-1

v

CROSS-REFERENCE TABLE*

Trust Indenture Act	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08
(c)	N.A.
311(a)	7.13
(b)	7.13
(c)	N.A.
312(a)	5.01
(b)	5.02
(c)	5.02
313(a)	5.03
(b)	5.03
(c)	N.A.
(d)	5.03
3 14(a)	4.09, 5.04
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	6.08
(c)	6.05
(d)	7.01
(e)	6.09
3 16(a)(1)(A)	6.07
(a)(1)(B)	6.07
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

N.A. means not applicable.

*      This Cross-Reference Table is not part of the Indenture.

INDENTURE

INDENTURE dated as of September 18, 2006 among Corporate Office Properties, L.P., a Delaware limited partnership (hereinafter called the “Issuer”), Corporate Office Properties Trust, a Maryland real estate investment trust (hereinafter called the “Guarantor” or, in its capacity as general partner of the Issuer, the “General Partner”), each having its principal office at 671 Columbia Gateway Drive, Site 300, Columbia, Maryland 21046, and Wells Fargo Bank, National Association, as trustee hereunder (hereinafter called the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 3.50% Exchangeable Senior Notes due 2026 (hereinafter called the Notes) guaranteed by the Guarantor.

ARTICLE 1

DEFINITIONS

Section 1.01.                             Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified for Registration Default Damages in Section 7 of the Registration Rights Agreement (as defined below).

“Additional Interest Notice” shall have the meaning specified in Section 4.09.

“Additional Notes” shall have the meaning specified in Section 2.01.

“Additional Fundamental Change Shares” shall have the meaning specified in Section 13.11(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.05(b)(v).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Benefited Party” shall have the meaning specified in Section 15.01.

“Board of Trustees” means the board of trustees of the General Partner or a committee of such board duly authorized to act for it hereunder.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office or Paying Agent are located are authorized or obligated by law or executive order to close.

“Capital Stock” for any corporation or trust means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or beneficial interests issued by that corporation or trust.

“Cash Percentage” shall have the meaning specified in Section 13.02(l).

“Cash Percentage Notice” shall have the meaning specified in Section 13.02(l).

“Change of Control” means the occurrence at such time after the original issuance of the Notes when any of the following has occurred:

(i)                                     a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Shares representing more than 50% of the Voting Stock; or

(ii)                                  the first day on which a majority of the members of the Board of Trustees does not consist of Continuing Trustees; or

(iii)                               a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Guarantor’s properties and assets to another Person, other than:

(a)                                  any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of Common Shares and (ii) under which holders of the Guarantor’s Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor Person immediately after giving effect to such issuance; or

(b)                                 any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Guarantor’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Shares, if at all, solely into shares of beneficial interest, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

(c)                                  any consolidation, merger, conveyance, transfer, lease or other disposition with or into a Subsidiary, so long as such merger, consolidation, conveyance, transfer, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging, consolidating with, or conveying, transferring, selling, leasing or otherwise disposing of all or substantially all the Guarantor’s properties and assets to, any other Person.

The term “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means, subject to Section 13.05, the common shares of beneficial interest of the Guarantor, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and that are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Units” means the common limited partnership units of the Issuer.

“Continuing Trustee” means a trustee who either was a member of the Board of Trustees on the original issue date of the Notes or who becomes a member of the Board of Trustees after that date and whose appointment, election or nomination for election by the Guarantor’s shareholders is duly approved by a majority of the Continuing Trustees on the Board of Trustees at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Guarantor on behalf of the Board of Trustees in which such individual is named as nominee for trustee.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, 608 2nd Avenue South, MAC N9303-120, Minneapolis, MN 55479, Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means Wells Fargo Bank, National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 0.05 times the product of (a) the applicable Exchange Rate and (b) the Last Reported Sale Price of the Common Shares (or the Reference Property, if applicable) on such day.

“Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:

(i)                                     cash in an amount equal to the lower of $50 and the Daily Exchange Value relating to such day); and

(ii)                                  to the extent the Daily Exchange Value exceeds $50, a number of Common Shares equal to the Daily Share Amount for such Trading Day, subject to the Issuer’s right to deliver cash in lieu of all or a portion of such Common Shares in accordance with Section 13.02(l) and subject to 7.02(m).

“Daily Share Amount” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Exchange Value for such Trading Day is equal to or less than $50, then the Daily Share Amount with respect to such Trading Day shall mean an amount equal to zero; and (ii) if the Daily Exchange Value for such Trading Day exceeds $50, then the Daily Share Amount with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Exchange Value over $50 and (b) whose denominator is the Last Reported Sale Price per Common Share (or Reference Property, if applicable) on such Trading Day.

“default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” shall have the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 13.03(c).

“Dividend Threshold Amount” shall have the meaning specified in Section 13.03(d).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 13.01(g)(ii).

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Ex Dividend Date” means, (a) with respect to Section 13.01(e), the first date upon which a sale of a Common Share does not automatically transfer the right to receive the relevant dividend from the seller of the Common Shares to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Shares or any other equity security, the first date on which the Common Shares or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 13, which, initially, shall be the Trustee.

“Exchange Date” shall have the meaning specified in Section 13.02(c).

“Exchange Notice” shall have the meaning specified in Section 13.02.

“Exchange Obligation” shall have the meaning specified in Section 13.01(a).

“Exchange Price” means as of any date $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 13.01(a).

“Exchange Trigger Price” shall have the meaning specified in Section 13.01(c).

“Fundamental Change”  means either a Change of Control or a Termination of Trading.

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 3.06(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 3.06(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 3.06(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 3.06(a).

“Interest Payment Date” means March 15 and September 15 of each year, beginning on March 15, 2007.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Note” shall have the meaning specified in Section 2.02.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

“Guarantee Obligations” shall have the meaning specified in Section 15.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented. “Initial Notes” shall have the meaning specified in Section 2.01.

“Initial Purchasers” means each of Banc of Americas Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (each, an “Initial Purchaser”).

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Issuer Put Right Notice” shall have the meaning specified in Section 3.05(c).

“Issuer Put Right Notice Date” shall have the meaning specified in Section 3.05(c).

“Issuer Repurchase Notice” shall have the meaning specified in Section 3.07(b).

“Last Reported Sale Price” means, with respect to the Common Shares or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Shares or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares or such other security is traded or quoted or, if the Common Shares or such other security are not listed or quoted on a U.S. national or regional securities exchange.  If the Common Shares or such other security are not listed for trading on a United States national or regional securities exchange or quoted on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per Common Share or such other security in the over the counter market on the relevant date, as reported by the National Quotation Bureau or similar organization.  If the Common Shares or such other security is not so quoted, the Last Reported Sale Price shall be the average of the mid point of the last bid and ask prices for the Common Shares or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Trustees for that purpose.  The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Market Disruption Event” means the occurrence or existence for more than a one half hour period in the aggregate on any scheduled Trading Day for the Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means September 15, 2026, unless the Notes are earlier repurchased, exchanged or redeemed.

“Measurement Period” shall have the meaning specified in Section 13.01(b).

“Merger Event” shall have the meaning specified in Section 13.05.

“Notice of Exchange” shall have the meaning specified in Section 13.02(c).

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Observation Period” means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Exchange Date in respect of such Note.

“Offering Memorandum” means the Issuer’s and the Guarantor’s offering memorandum dated September 12, 2006 relating to the Notes unconditionally guaranteed by the Guarantor.

“Officer” means any person holding any of the following positions with the General Partner: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the General Partner.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

“outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                  Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Notes, or portions thereof, (i) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c)                                  Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d)                                 Notes exchanged pursuant to Article 13, and Notes paid or redeemed or repurchased pursuant to Article 3.

“Paying Agent” shall have the meaning specified in Section 2.08.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“premium” means any premium payable under the terms of the Notes.

“Purchase Agreement” means the Purchase Agreement, dated as of September 12, 2006, among the Issuer, the Guarantor and the Initial Purchasers.

“Put Right Repurchase Date” shall have the meaning assigned to it in Section 3.05(b).

“Put Right Repurchase Notice” shall have the meaning assigned to it in Section 3.05(b)(i).

“Put Right Repurchase Price” shall have the meaning assigned to it in Section 3.05(b).

“Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03, and with respect to Section 13.04, shall have the meaning specified in Section 13.04(f).

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Reference Property” shall have the meaning specified in Section 13.05(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 18, 2006, among the Issuer, the Guarantor and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Share Price” means the price paid per Common Share in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Exchange Rate as set forth in Section 13.01(e)(ii), which shall be equal to (i) if holders of Common Shares receive only cash in such Fundamental Change, the cash amount paid per Common Share and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Shares over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

“Spin Off” shall have the meaning specified in Section 13.03(c).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of trustees, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such

Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Termination of Trading” means the occurrence, at any time, of the Common Shares of the Company (or other securities into which the Notes are then exchangeable) being neither listed for trading nor quoted on a U.S. national securities exchange.

“Third Party Financial Institution” shall have the meaning specified in Section 13.01(b).

“Trading Day” means a day during which (i) trading in Common Shares generally occurs, (ii) there is no Market Disruption Event and (iii) a Last Reported Sale Price for Common Shares (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if the Common Shares is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Date shall mean any Business Day.

“Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Issuer; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used.  If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Exchange Rate.

“Trigger Event” shall have the meaning specified in Section 13.03(c).

“transfer” shall have the meaning specified in Section 2.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Wells Fargo Bank, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND TRANSFER OF NOTES

Section 2.01.                             Designation Amount and Issue of Notes. The Notes shall be designated as “3.50% Exchangeable Senior Notes due 2026.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, such order signed by two Officers or by an Officer and either an Assistant Treasurer of the General Partner or any Assistant Secretary of the General Partner, without any further action by the Issuer hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance (including any issuance upon exercise of the Initial Purchasers’ option set forth in Section 2(b) of the Purchase Agreement), the aggregate principal amount of Notes outstanding shall not exceed $200,000,000, except as provided in Section 2.06. The Issuer may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes. The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.

Section 2.02.                             Form of Notes.  The Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Note Registrar or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Note shall be made to the Holder of such Note.

Section 2.03.                             Date and Denomination of Notes; Payments of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Notwithstanding the foregoing, any Note or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided, however, that no such payment need be made (1) if a Holder exchanges its Notes in connection with a redemption and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately succeeding such interest payment date, (2) if a Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to such interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $5.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the September 1 or March 1 preceding the applicable September 15 or March 15 interest payment date, respectively.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any September 15 or March 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)                                  The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(b)                                 The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.                             Execution of Notes.  The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of such Note any such person was not such an Officer.

Section 2.05.                             Exchange and Registration of Transfer of Notes; Restrictions on Transfer.  (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, or repurchase shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(a)                                  The following provisions shall apply only to Global Notes:

(i)                                     Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)                                  Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within ninety (90) calendar days, (2) an Event of Default has occurred and is continuing or (3) the Issuer, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Issuer. Any

Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii)                               Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)                              In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)                                 Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)                              At such time as all interests in a Global Note have been redeemed, repurchased, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Note Registrar or the Custodian, at the direction of the Trustee, to reflect such reduction.

(b)                                 Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Notes Legend”), and any Common Shares that bears or is required under this Section 2.05(c) to bear the Common Shares legend set forth in this Section 2.05(c) (the “Common shares Legend”) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Note

Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the Maturity Date for the Notes any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CORPORATE OFFICE PROPERTIES, L.P. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any stock certificate representing Common Shares issued upon exchange of any Note, shall bear a Common Shares Legend unless such Common Shares has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CORPORATE OFFICE PROPERTIES, L.P. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common shares Legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Common shares Legend required by this Section 2.05(c).

(c)                                  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(d)                                 Any Restricted Securities purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e)                                  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.                             Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.                             Temporary Notes.  Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.                             Cancellation of Notes.  All Notes surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Exchange Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.                             CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01.                             Optional Redemption of Notes.  (a) The Issuer shall have the right to redeem the Notes for cash, in whole or in part, (i) prior to September 20, 2011, if the Issuer determines it is necessary to redeem the Notes in order to preserve the Guarantor’s status as a real estate investment trust and (ii) at any time or from time to time, on or after September 20, 2011, in each case upon the notice set forth in Section 3.02 at a redemption price (“Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date; provided, however that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed. In connection with any redemption by the Issuer pursuant to clause (i) in this Section 3.01(a), the Issuer shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Trustees has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Guarantor’s status as a real estate investment trust.

(b)                                 The Issuer shall not redeem the Notes pursuant to Section 3.01(a) until it has made at least 10 semi-annual interest payments (including the interest payments on March 15, 2007 through September 15, 2011) in the full amount required by this Indenture and the Notes.

Section 3.02.                             Notice of Optional Redemption; Selection of Notes.  In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be delivered, the Trustee in the name of and at the expense of the Issuer, shall deliver or cause to be delivered a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Issuer. Such delivering shall be by first class mail or, in the case of book-entry Notes, by electronic transmission. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or by electronic transmission or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the delivering of any such notice of redemption, the

Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (iv) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to exchange the Notes called for redemption, (viii) the Exchange Rate on the date of such notice and (ix) the time and date on which the right to exchange such Notes or portions thereof pursuant to this Indenture will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed, not fewer than thirty (30) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price. If any Note called for redemption is exchanged pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Issuer or, if then held by the Issuer, shall be discharged from such trust.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate (in such manner as complies with any applicable laws and regulations). If any Note selected for redemption is submitted for exchange in part after such selection, the portion of such Note submitted for exchange shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for exchange in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes that are unexchanged and outstanding at the time of redemption, treat as outstanding any Notes surrendered for exchange during the period of fifteen (15) calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unexchanged portion of any Note exchanged in part during such period.

Section 3.03.                             Payment of Notes Called for Redemption by the Issuer.  If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless exchanged pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and, after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to be exchangeable pursuant to this Indenture and, except as provided in Section 7.05 and Section 11.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Section 3.04.                             Sinking Fund.  There shall be no sinking fund provided for the Notes.

Section 3.05.     Repurchase of Notes at Option of the Noteholder on Specified Dates.

(a)          At the option of the Holder thereof, Notes shall be repurchased by the Issuer in accordance with the provisions of the Notes on September 15, 2011, September 15, 2016 or September 15, 2021 (each, a “Put Right Repurchase Date”) at a repurchase price per Note equal to 100% of the aggregate principal amount of the Notes being repurchased, together with any accrued and unpaid interest up to, but not including, such Put Right Repurchase Date (the “Put Right Repurchase Price”).

Repurchases of Notes by the Issuer pursuant to this Section 3.05 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Trustee (or other Paying Agent appointed by the Issuer) by the Noteholder of a written notice of purchase (a “Put Right Repurchase Notice”) in the form set forth on the reverse of the Note at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to such Put Right Repurchase Date stating:

(A)      if certificated, the certificate numbers of the Notes to be delivered for repurchase;

(B)        the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)        that the Notes are to be repurchased as of the applicable Put Right Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

(ii)                                  delivery of such Note to the Paying Agent prior to, on or after the Put Right Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Noteholder of the Put Right Repurchase Price therefor, which shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Repurchase Notice, as determined by the Issuer.

The Issuer shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Noteholder promptly following the later of the Put Right Repurchase Date and the time of delivery of the Note.

The Trustee (or other Paying Agent appointed by the Issuer) shall promptly notify the Issuer of the receipt by it of any Put Right Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.05(e).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b)         In connection with any purchase of Notes pursuant to this Section 3.05, the Issuer shall give written notice of the Put Right Repurchase Date to the Noteholders (the “Issuer Put Right Notice”).

The Issuer Put Right Notice shall be sent by first-class mail to the Trustee and to each Noteholder that has delivered a Put Right Repurchase Notice within 10 Business Days of receipt of such Put Right Notice, or, if a shorter period, at least two Business Days prior to any Put Right Repurchase Date (the “Issuer Put Right Notice Date”).  Each Issuer Put Right Notice shall include a form of Put Right Repurchase Notice to be completed by a Noteholder and shall state:

(i)                                     the Put Right Repurchase Price and the Exchange Price;

(ii)                                  the name and address of the Paying Agent and the Exchange Agent;

(iii)                               that Notes as to which a Put Right Repurchase Notice has been given may be exchanged in accordance with Article 7 only if the applicable Put Right Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)                              that Notes must be surrendered to the Paying Agent to collect payment;

(v)                                 that the Put Right Repurchase Price for any Note as to which a Put Right Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Repurchase Date and the time of surrender of such Note as described in subclause (iv) above;

(vi)                              the procedures the Noteholder must follow to exercise rights under this Section 3.05 and a brief description of those rights;

(vii)                           briefly, the exchange rights of the Notes;

(viii)                        the procedures for withdrawing a Put Right Repurchase Notice (including pursuant to the terms of Section 3.05(e));

(ix)                                that, unless the Issuer defaults in making payment on Notes for which a Put Right Repurchase Notice has been submitted, interest on the Notes in respect of which a Put Right Repurchase Notice has been delivered and not withdrawn will cease to accrue on the Put Right Repurchase Date; and

(x)                                   the CUSIP number of the Notes.

If any of the Notes are to be redeemed in the form of a Global Note, the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

At the Issuer’s request, the Trustee shall give such Issuer Put Right Notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Issuer Put Right Notice shall be prepared by the Issuer.

(c)          Upon receipt by the Trustee (or other Paying Agent appointed by the Issuer) of the Put Right Repurchase Notice specified in Section 3.05(b)(i), the Holder of the Note in respect of which such Put Right Repurchase Notice was given shall (unless such Put Right Repurchase Notice is withdrawn as specified in Section 3.05(e)) thereafter be entitled to receive solely the Put Right Repurchase Price with respect to such Note.  Such Put Right Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Repurchase Date with respect to such Note (provided the conditions in Section 3.05(b) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.05(b)(i).  Notes in respect of which a Put Right Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 8 on or after the date of the delivery of such Put Right Repurchase Notice, unless such Put Right Repurchase Notice has first been validly withdrawn as specified in Section 3.05(e).

(d)         A Put Right Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Repurchase Notice at any time prior to 10:00 a.m. New York City time on the fourth business on the Business Day prior to the Put Right Repurchase Date specifying:

(i)                                     if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;

(ii)                                  the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(iii)                               the principal amount, if any, of such Notes that remains subject to the original Put Right Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

A written notice of withdrawal of a Put Right Repurchase Notice shall be in the form set forth in the preceding paragraph.

Upon receipt of a written notice of withdrawal, the Paying Agent shall promptly return to the Holders thereof any Notes in respect of which a Put Right Repurchase Notice has been withdrawn in accordance with the provisions of this Section 3.05(e).

(e)          There shall be no repurchase of any Notes pursuant to this Section 3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Put Right Repurchase Notice) and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of an Event of Default with respect to Notes (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes), in which case, upon such return, the Put Right Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(f)            Prior to 11:00 a.m. (New York City time) on the Put Right Repurchase Date, the Issuer shall deposit with the Trustee (or other Paying Agent appointed by the Issuer or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the terms of the Original Indenture as modified by this Indenture) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Repurchase Date.  The manner in which the deposit required by this Section 3.05(g) is made by the Issuer shall be at the option of the Issuer; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Put Right Repurchase Date.

If the Trustee (or other Paying Agent appointed by the Issuer) holds, in accordance with the terms hereof, money sufficient to pay the Put Right Repurchase Price of any Note, then, on the Put Right Repurchase Date, such Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Repurchase Price as aforesaid).

To the extent that the aggregate amount of cash deposited by the Issuer pursuant to this Section 3.05(g) exceeds the aggregate Put Right Repurchase Price of the Notes or portions thereof that the Issuer is obligated to purchase, then promptly after the Put Right Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Issuer.

Section 3.06.     Repurchase at Option of Noteholders Upon a Fundamental Change.

(a)          If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such Noteholder’s option, to require the Issuer to repurchase all of such Noteholder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Issuer Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 3.06 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Trustee (or other Paying Agent appointed by the Issuer) by a Noteholder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the Close of Business on the Fundamental Change Repurchase Date; and

(ii)                                  delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Issuer) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Issuer), such delivery being a condition to receipt by the Noteholder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Issuer) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.  The Fundamental Change Repurchase Notice shall state:

(A)      if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)        the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)        that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the Noteholder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Issuer) shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.06(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase the Notes upon a Change of Control described in clause (3) of the definition thereof if more than 90% of the consideration in the transaction or transactions constituting such Change of Control consists of shares of common stock traded or quoted or to be traded or quoted immediately following such Change of Control on a U.S. national securities exchange, and, as a result of such transaction or transactions, the Notes become exchangeable into such common stock (and any rights attached thereto).

(b)         On or before the twentieth day after the occurrence of any Fundamental Change, the Issuer shall provide to all Noteholders of record and the Trustee and Paying Agent a notice (the “Fundamental Change Issuer Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Noteholders arising as a result thereof.  Such delivering shall be by electronic delivery or first class mail.  Simultaneously with providing such Fundamental Change Issuer Notice, the Issuer shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Issuer’s website or through such other public medium as the Issuer may use at such time.

Each Fundamental Change Issuer Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               that the Noteholder must exercise the repurchase right on or prior to the Close of Business on the Fundamental Change Repurchase Date;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Exchange Agent;

(vii)                           the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Noteholder may be exchanged only if the Noteholder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)                                the procedures that Noteholders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06.

(c)          A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Issuer Notice at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)                                  if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)                               the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d)         On or prior to 11:00 a.m. (New York City time) on the second Business Day prior to the Fundamental Change Repurchase Date, the Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Original Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Noteholder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 3.06), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 3.06 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(e)          If the Trustee (or other Paying Agent appointed by the Issuer) holds money or securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the second Business Day prior to the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01.                             Payment of Principal, Premium and Interest.  The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.                             Maintenance of Office or Agency.  The Issuer will maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange, redemption or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the

Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to deliver, or cause to be delivered, the notices set forth in Section 7.10 and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall deliver such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 4.03.                             Appointments to Fill Vacancies in Trustee’s Office.  The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.                             Provisions as to Paying Agent.  (a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)                                 If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05.                             Existence.  Subject to Article 10, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that neither the Issuer nor the Guarantor shall be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.06.                             Rule 144A Information Requirement.  If so required by Rule 144A the Guarantor and the Issuer will promptly furnish to the Holders, beneficial owners and prospective purchasers of the Notes and of any Common shares delivered upon exchange of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Notes and the Common shares pursuant to Rule 144A.

Section 4.07.                             Stay, Extension and Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.                             Compliance Certificate.  Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and the Guarantor shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and the Guarantor, as the case may be, stating whether or not the signer has knowledge of any default under this Indenture, and, if so, specifying each default and the nature and the status thereof.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default (or any Event of Default on other Issuer non-recourse debt), an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09.                             Additional Interest Notice.  In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such interest payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 5

NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 5.01.                             Noteholders’ Lists.  The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each March 15 and September 15 of each year beginning with March 15, 2007, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02.                             Preservation and Disclosure of Lists.  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)                                 The rights of Noteholders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Noteholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act.

Section 5.03.                             Reports by Trustee.  (a) Within sixty (60) calendar days after September 15 of each year beginning with September 15, 2007, the Trustee shall transmit to Holders of Notes such reports dated as of September 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b)                                 A copy of such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or de-listed therefrom.

Section 5.04.                             Reports by Issuer. Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, within the time periods required by the applicable rules and regulations of the Commission, the Issuer will furnish to the Holders of the Notes, or cause the Trustee to furnish to Trustee and the Holders of the Notes, (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer or the Guarantor were required to file such reports; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer or the Guarantor were required to file such reports. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 6

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 6.01.                             Events of Default.  In case one or more of the following (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)                                  default for thirty (30) days in the payment of any installment of interest under the Notes; or

(b)                                 default in the payment of the principal amount or any repurchase price or Redemption Price due with respect to the Notes, when the same becomes due and payable; or

(c)                                  the Issuer fails to deliver cash, Common shares or a combination of cash and Common shares within fifteen (15) days after the due date upon an exchange of Notes, together with any cash due in lieu of fractional shares; or

(d)                                 the Issuer fails to comply with any of the Issuer’s other agreements contained in the Notes or this Indenture upon receipt by the Issuer of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Issuer fails to cure (or obtain a waiver of) such default within sixty (60) days after the Issuer receives such notice; or

(e)                                  a default by the Issuer, Guarantor or any of their subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, recourse indebtedness for money borrowed in the aggregate principal amount then outstanding of $30.0 million or more, or acceleration of the Issuer’s or the Guarantor’s subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by holders at least 25% in the aggregate principal amount of the Notes then outstanding, in accordance with this Indenture; or

(f)                                    the Issuer fails to provide on a timely basis an Issuer Repurchase Notice after the occurrence of a Fundamental Change as provided in Section 3.05(b) and Section 3.07(b); or

(g)                                 the Issuer, the Guarantor or any of its Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(ii)                                  consents, in the context of any bankruptcy proceedings as specified in subparagraph (i) of this section, to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Guarantor or a Significant Subsidiary; or

(iii)                               consents, in the context of any bankruptcy proceedings as specified in subparagraph (i) of this section, ,to the appointment of a custodian of it or for all or substantially of its property; or

(iv)                              makes a general assignment for the benefit of creditors; or

(h)                                 an involuntary case or other proceeding shall be commenced against the Issuer, the Guarantor or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(i)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuer, the Guarantor or any of its Significant Subsidiaries in an involuntary case or proceeding; or

(ii)                                  appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(iii)                               orders the liquidation of the Issuer, the Guarantor or a Significant Subsidiary; and, in each case in this clause (i), the order or decree remains unstayed and in effect for thirty (30) calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(g), 6.01(h) and 6.01(i) with respect to the Issuer), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Noteholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) occurs with respect to the Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07, if: (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (b) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived; (c) interest on overdue installments of interest (to the extent that payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (d) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02.                             Payments of Notes on Default; Suit Therefor.  The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.03.                             Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 7.06;

SECOND:  In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD:  In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04.                             Proceedings by Noteholders.  No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of exchange as provided herein.

Section 6.05.                             Proceedings by Trustee.  In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06.                             Remedies Cumulative and Continuing.  All powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07.                             Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with the terms of this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, or interest on the Notes, (ii) a failure by the Issuer to exchange any Notes as required by this Indenture, (iii) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article 3, (iv) a default in the payment of the repurchase price on the Fundamental Change Repurchase Date or the Repurchase Date pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08.                             Notice of Defaults.  The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such Holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of (including the

Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

Section 6.09.                             Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 13.

ARTICLE 7

THE TRUSTEE

Section 7.01.                             Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                  prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)                                  in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee and/or and Opinion of Counsel, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

(f)                                    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g)                                 the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a Holder of Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02.                             Reliance on Documents, Opinions, etc.  Except as otherwise provided in Section 7.01:

(a)                                  the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Trustees may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner;

(c)                                  the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f)                                    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)                                 the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)                                     the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j)                                     any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03.                             No Responsibility for Recitals, etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.                             Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes.  The Trustee, any Paying Agent, the Exchange Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05.                             Monies to Be Held in Trust.  Subject to the provisions of Section 11.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06.                             Compensation and Expenses of Trustee.  The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.0 1(g), 6.01(h) or 6.01(i) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.                             Officers’ Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08.                             Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09.                             Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50 million). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10.                             Resignation or Removal of Trustee.  (a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Issuer and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii)                               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee upon 30 days written notice and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(d)                                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11.                             Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register. If the Issuer fails to deliver such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Issuer.

Section 7.12.                             Succession by Merger.  Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13.                             Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

ARTICLE 8

THE NOTEHOLDERS

Section 8.01.                             Action by Noteholders.  Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the Record Date for determining Holders entitled to take such action. The Record Date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02.                             Proof of Execution by Noteholders.  Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03.                             Absolute Owners.  The Issuer, the Trustee, any Paying Agent, any exchange agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and interest on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any exchange agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04.                             Issuer-owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section

8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.                             Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01.                             Supplemental Indentures Without Consent of Noteholders.  The Issuer, when authorized by the resolutions of the Board of Trustees, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)                                  to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b)                                 to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Notes;

(c)                                  to add Events of Default for the benefit of the Holders of the Notes;

(d)                                 to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then outstanding, or to impose extra burdens or responsibilities upon the Trustee without its prior consent;

(e)                                  to secure the Notes;

(f)                                    to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)                                 to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(h)                                 to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Notes; provided that the action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(i)                                     to modify this Indenture and the Notes to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Notes or will not adversely affect the interests of the Holders of the Notes; or

(j)                                     upon receipt of an Officers’ Certificate stating that a provision in the “Description of Notes” included in the Offering Memorandum related to the Initial Notes is intended to be a verbatim recitation of a provision of this Indenture, any Guarantee or the Notes, to conform the text of the Indenture, such Guarantee or the Notes to such provision of the “Description of Notes”.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Trustees certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

In addition, without the consent of any holder of the Notes, the Guarantor, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed.  Upon any assumption, the Guarantor or the subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under the indenture with the same effect as if the Guarantor or the subsidiary had been the issuer of the Notes and the Issuer shall be released from all obligations and covenants with respect to the Notes.  No assumption shall be permitted unless the Guarantor has delivered to the Trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of the Guarantor in the Indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be de-listed as a result of the assumption.

Section 9.02.                             Supplemental Indenture With Consent of Noteholders.  With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Trustees, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note:

(a)                                  change the Stated Maturity of the principal of or any installment of interest on the Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the Holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(b)                                 reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c)                                  modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payments of principal and interest;

(d)                                 modify any of this Section 9.02 or Section 6.07 or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes;

(e)                                  modify the provisions of Section 3.05 in a manner adverse to the Holders of the Notes, including the Issuer’s obligation to repurchase the Notes following a Fundamental Change; or

(f)                                    adversely affect the Holders’ rights contained in Section 3.06 and Section 13.01 of this Indenture.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Trustees certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03.                             Effect of Supplemental Indenture.  Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04.                             Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05.                             Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01.                       Issuer May Consolidate on Certain Terms.  Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a)                                  the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized under the laws of the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)                                 if as a result of such transaction the Notes become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Notes and this Indenture;

(c)                                  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(d)                                 either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.02.        Issuer Successor to Be Substituted.  Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03.        Guarantor May Consolidate on Certain Terms.  Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which either the Guarantor will be the continuing entity or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

(a)           the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized under the laws of the United States and shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)           if as a result of such transaction the Notes become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Notes and this Indenture;

(c)           immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(d)           each of the Guarantor and the successor Person has delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.04.        Guarantor Successor to Be Substituted.  Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 10.04, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.05.        Assumption by Guarantor.  The Guarantor, or a Subsidiary thereof, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Notes. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor herein remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Notes shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Notes are then listed on the New York Stock Exchange, that such Notes shall not be delisted as a result of such assumption.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.        Discharge of Indenture.  This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the Maturity Date, Repurchase Date or Fundamental Change Repurchase Date or upon exchange or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or Common Shares (as applicable under the terms of the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date, Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.05, 2.06, 2.07, 3.05, 3.06, 5.01, Article 13 and this Article 11, shall survive until the Notes have been paid in full.

Section 11.02.        Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 7.05 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All moneys deposited with the Trustee pursuant to Section 7.05 (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Issuer upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03.        Paying Agent to Repay Monies Held.  Subject to the provisions of Section 11.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) and interest on the Notes.

Section 11.04.        Return of Unclaimed Monies.  The Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.05.        Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND TRUSTEES

Section 12.01.        Indenture and Notes Solely Corporate Obligations.  Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) or, premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, manager, employee, agent, officer, trustee or subsidiary, as such, past, present or future, of the General Partner, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, either directly or through the Issuer or any of the Issuer’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

EXCHANGE OF NOTES

Section 13.01.        Exchange.

(a)   Subject to the conditions described in clauses (b) through (f) below and to Section 13.10, and upon compliance with the provisions of this Article 7, a Noteholder shall have the right, at such Noteholder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Notes at any time prior to the Close of Business on the scheduled Trading Day immediately preceding September 20, 2011 at a rate (the “Exchange Rate”) of Common Shares (subject to adjustment by the Issuer as provided in Section 13.03) per $1,000 principal amount Note (the “Exchange Obligation”) under the circumstances and during the periods set forth below.  On and after September 20, 2011, regardless of the conditions described in clause (b) through (f) below, upon compliance with the provisions of this Article 7 and subject to Section 13.10, a Noteholder shall have the right, at such Noteholder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the scheduled Trading Day immediately preceding the Maturity Date.

(b)   A Noteholder shall have the right, at such Noteholder’s option, to exchange its Notes prior to September 20, 2011, during the five Business Day period immediately after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Shares on such date and the Exchange Rate on such date, all as determined by the Trustee (except the Trading Price).  The Trustee shall have no obligation to determine the Trading Price of the Notes.  The Issuer shall request that a third-party nationally recognized financial institution authorized to do business in the United States of America other than the Trustee (the “Third-Party Financial Institution”), determine the Trading Price of the Notes and provide such determination to both the Issuer and the Trustee in writing; provided that the Issuer shall have no obligation to make such request unless a Noteholder or group of Noteholders representing at least $1,000,000 aggregate principal amount of Notes provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price at such time and the then-applicable Exchange Rate, at which time the Issuer shall instruct the Third-Party Financial Institution to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate.  If the Trading Price condition set forth above has been met, the Issuer shall so notify the Noteholders.  If at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate, the Issuer shall so notify the Noteholders.

(c)   A Noteholder shall have the right, at such Noteholder’s option, to exchange Notes during any calendar quarter after the quarter ended September 30, 2006, and only during such calendar quarter, if the Last Reported Sale Price for the Common Shares for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter exceeds 130% of the Exchange Price (the “Exchange Trigger Price”) on such last Trading Day, which Exchange Price shall be subject to adjustment in accordance with this Article 7.  The Issuer shall employ a Third-Party Financial Institution to determine at the beginning of each calendar quarter whether the Notes are exchangeable as a result of the price of Common Shares, and such Third-Party Financial Institution shall notify the Issuer and Trustee of its determination.

(d)   In the event that the Issuer has delivered a notice of redemption in accordance with Section 1104 of the Original Indenture and Section 3.03 of this Indenture to the Noteholders, a Noteholder may exchange Notes at any time prior to the Close of Business on the second Business Day immediately preceding the corresponding Redemption Date; provided, however, that a Noteholder who has delivered a Fundamental Change Repurchase Notice with respect to a Note may not exchange such Note until the Noteholder has withdrawn the Fundamental Change Repurchase Notice in accordance with the terms of the Note and this Indenture.

(e)           (i)  In the event that the Issuer or the Guarantor elects to:

(A)  distribute to all or substantially all holders of Common Shares rights entitling them to purchase, for a period expiring within 60 days after the Record Date for such distribution, Common Shares at a price less than the Last Reported Sale Price of the Common Shares for the Trading Day immediately preceding the declaration date of such distribution; or

(B)   distribute to all or substantially all holders of Common Shares, assets or debt securities of the Issuer or the Guarantor or rights to purchase the Issuer’s or the Guarantor’s securities, which distribution has a per share value (as determined by the Board of Trustees) exceeding 15% of the Last Reported Sale Price of the Common Shares on the day immediately preceding the date of declaration of such distribution, then, in either case, Noteholders may surrender the Notes for exchange at any time on and after the date that the Issuer provides notice to Noteholders referred to in the next sentence until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Issuer announces that such distribution will not take place.  The Issuer shall notify Noteholders of any distribution referred to in either clause (A) or clause (B) above and of the resulting exchange right no later than the tenth Business Day prior to the Ex-Dividend Date for such distribution.

(ii)           If the Issuer is a party to any transaction or event that constitutes a Fundamental Change, a Noteholder may surrender Notes for exchange at any time from and after the 30th scheduled Trading Day prior to the anticipated Effective Date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender in connection with a Fundamental Change occurring prior to September 20, 2011, the Noteholder shall be entitled to the increase in the Exchange Rate, if any, specified in Section 13.01(g).  The Issuer shall give notice to all record Noteholders and the Trustee no later than 30 scheduled Trading Days prior to the anticipated Effective Date of such transaction and issue a press release of the Fundamental Change no later than 45 scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.

(iii)          If the Guarantor is a party to a consolidation, merger, binding share exchange (including, without limitation, by way of a recapitalization, relcassification or change of the

Common Shares (other than changes resulting from a subdivision or combination))or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Shares would be converted into cash, securities and/or other property, then the Noteholders shall have the right to exchange Notes at any time beginning 15 calendar days prior to the date announced by the Issuer as the anticipated effective date of the transaction and until and including the date that is 15 calendar days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 13.01(e)(ii) shall apply.  The Issuer will notify Noteholders at least 20 calendar days prior to the anticipated effective date of such transaction.  If the Board of Trustees determines the anticipated effective date of the transaction, such determination shall be conclusive and binding on the Noteholders.

(f)    The Notes shall be exchangeable at any time beginning on the first Business Day after any 30 consecutive Trading Day period during which Common Shares are not listed or quoted on a U.S. national securities exchange.

(g)   (i)  If a Noteholder elects to exchange Notes in connection with a Fundamental Change that occurs prior to September 20, 2011, the Exchange Rate applicable to each $1,000 principal amount of Notes so exchanged shall be increased by an additional number of Common Shares (the “Additional Shares”) as described below.  Settlement of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as provided in this subsection shall be settled pursuant to Section 13.02 below, as applicable.  For purposes of this Section 13.01(g), an exchange shall be deemed to be “in connection with” a Fundamental Change to the extent that the related exchange notice is delivered during the time period beginning on the 30th Trading Day prior to the anticipated Effective Date of such Fundamental Change and ending on the related Fundamental Change Repurchase Date, inclusive (regardless of whether the provisions of clauses (b), (c), (d), (e) or (f) of this Section 13.01 shall apply to such exchange).  Such exchange notice shall indicate that the Noteholder has elected to exchange Notes in connection with a Fundamental Change; provided, however, that the failure to so indicate shall not in any way affect the Exchange Obligation or the right of such Noteholder to receive Additional Shares in connection with such exchange.

(ii)           The number of Additional Shares by which the Exchange Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Share Price; provided, that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Share Price is greater than $120.00 per Common Share (subject to adjustment in the same manner as set forth in Section 13.03), no Additional Shares will be added to the Exchange Rate, and (2) the Share Price is less than $45.25 per share (subject to adjustment in the same manner as set forth in Section 13.03), no Additional Shares will be added to the Exchange Rate.  Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon exchange exceed 22.0962 shares per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 13.03).

(iii)          The Share Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted.  The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted.  The number of Additional Shares within the table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 13.03 (other than by operation of an adjustment to the Exchange Rate by adding Additional Shares).

Section 13.02.        Exchange Procedures.

(a)   Subject to Section 13.02(b) and Section 13.11, the Issuer will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes validly tendered for exchange in cash, fully paid Common Shares or a combination thereof, as applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash, Common Shares or a combination thereof, as applicable, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided that (i) the Issuer will deliver cash in lieu of fractional Common Shares as set forth pursuant to clause (m) below; (ii) if the Issuer elects to settle an exchange of notes only in Common Shares, such settlement will occur as soon as practicable after the Issuer notifies the Noteholders that it has chosen such method of settlement, but in any event within three Business Days of the relevant Exchange Date; and (iii) the Issuer will inform exchanging Noteholders by notice to the Trustee no later than two Trading Days beginning on and including the Exchange Date if the Issuer elects to pay cash upon exchange of the Notes and will specify in such notice the amount or percentage of Notes for which cash will be paid; provided that the Issuer may provide that the Specified Amount or Specified Percentage for any Trading Day will not be in excess of the Daily Exchange Value.  The Daily Settlement Amounts shall be determined by the Issuer promptly following the last day of the Observation Period.

(b)   Notwithstanding Section 13.02(a), the Issuer shall satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as set forth in Section 13.01(g) pursuant to this clause (b).

(i)            If the last day of the applicable Observation Period related to Notes surrendered for exchange is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Issuer will satisfy the related Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 13.02(b)(ii) by delivering the amount of cash, Common Shares or a combination thereof, as applicable (based on the Exchange Rate, but without regard to the number of Additional Shares to be added to the Exchange Rate pursuant to Section 13.01(g)) on the third Trading Day immediately following the last day of the applicable Observation Period.  As soon as practicable following the Effective Date of the Fundamental Change, the Issuer will deliver the increase in such amount of cash and Reference Property deliverable in lieu of Common Shares, if any, as if the Exchange Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Last Reported Sale Prices during such Observation Period).  If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Noteholders, the Issuer will pay such increase in cash, and if such increased amount results in an increase to the number of Common Shares, the Issuer will deliver such increase by delivering Reference Property based on such increased number of shares.

(ii)           If the last day of the applicable Observation Period related to Notes surrendered for exchange is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Issuer will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 13.01(e)(i) (based on the Exchange Rate as increased by the Additional Shares pursuant to Section 13.01(g)

above) on the later to occur of (x) the Effective Date of the Fundamental Change and (y) the third Trading Day immediately following the last day of the applicable Observation Period.

(c)   Before any holder of a Note shall be entitled to exchange the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (a) complete and manually sign and deliver an irrevocable written notice to the Exchange Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and shall state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such holder wishes the certificate or certificates for any Common Shares, if any, to be delivered upon settlement of the Exchange Obligation to be registered, (b) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (c) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(i), and (d) if required, pay all taxes or duties, if any.  A Note shall be deemed to have been exchanged immediately prior to the Close of Business on the Trading Day (the “Exchange Date”) that the Noteholder has complied with the requirements set forth in this Section 13.02(c).

No Notice of Exchange with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Put Right Repurchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Put Right Repurchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 8.01 or 8.02, as the case may be.

If more than one Note shall be surrendered for exchange at one time by the same holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)   Delivery of the amounts owing in satisfaction of the Exchange Obligation shall be made by the Issuer in no event later than the date specified in Section 13.02(a), except to the extent specified in Section 13.02(b).  The Issuer shall make such delivery by paying the cash amount owed to the Exchange Agent or to the Holder of the Note surrendered for exchange, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full Common Shares to which such Holder shall be entitled as part of such Exchange Obligation (together with any cash in lieu of fractional shares).

(e)   In case any Note shall be surrendered to the Trustee for partial exchange (along with, if the Issuer or the Trustee so requires, due endorsements from such Holder, or written instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney-in-fact), the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes containing identical terms and conditions to the Outstanding Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note.

(f)    If a Noteholder submits a Note for exchange, the Issuer shall pay all documentary, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Shares, if any, upon the exchange.  However, the Noteholder shall pay any such tax that is due because the Noteholder requests any Common Shares to be issued in a name other than the Noteholder’s name.  The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Noteholder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Noteholder’s name.  The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

(g)   Except as provided in Section 13.03, no adjustment shall be made for dividends on any shares issued upon the exchange of any Note as provided in this Article.

(h)   Upon the exchange of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Issuer shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(i)    Upon exchange, a Noteholder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below.  The Issuer’s settlement of its Exchange Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Exchange Date.  As a result, accrued and unpaid interest to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the preceding sentence, if Notes are exchanged after the Close of Business on a Record Date, Holders of such Notes as of the Close of Business on the Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange.  Notes surrendered for exchange during the period from the Close of Business on any regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so exchanged; provided, however, that no such payment need be made (1) if the Issuer has called the Notes for redemption or (2) to the extent of any overdue interest existing at the time of exchange with respect to such Note.  Except as described above, no payment or adjustment will be made for accrued interest on exchanged Notes.

(j)    The Person in whose name the certificate for any Common Shares issued upon exchange is registered shall be treated as a holder of such Common Shares of record on and after the Exchange Date; provided, however, that no surrender of Notes on any date when the share transfer books of the Issuer shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such exchange as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such share transfer books are open; such exchange shall be at the Exchange Rate in effect on the date that such Notes shall have been surrendered for exchange, as if the share transfer books of the Issuer had not been closed.  Upon exchange of Notes, such Person shall no longer be a Noteholder.

(k)   Notwithstanding any other provision of the Notes, no Noteholder shall be entitled to exchange such Notes for Common Shares if and to the extent that the Issuer has not received such Common Shares from the Guarantor.  If the Issuer is unable to deliver shares to any Noteholder as described above, the Issuer will at the Issuer’s option either pay cash to such Noteholder in lieu of the Common Shares otherwise deliverable, or issue to such Noteholder a number of the Issuer’s Common Units equal to the shortfall in the number of Common Shares otherwise deliverable, with such Common Units having all the rights and privileges provided in the Issuer’s declaration of trust as in effect on the date of issuance of such Common Units including the right by, and at the Guarantor’ election, to have such units redeemed for cash in an amount equal to the fair market value of an equal number of Common Shares or for an equal number of Common Shares.

(l)            The Issuer may elect to pay cash to the Noteholders in lieu of all or a portion of the Common Shares otherwise issuable pursuant to this Article 7. In such event, on any day prior to the first Trading Day of the applicable Observation Period, the Issuer shall specify a percentage of the Daily Share Amount that shall be settled in cash (the “Cash Percentage”) and the amount of cash that the Issuer shall pay in respect of each Trading Day in the applicable Observation Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Last Reported Sale Price for Common Shares for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (3) shall be the cash price per share received by holders of the Common Shares in such Fundamental Change). The number of Common Shares that the Issuer shall deliver in respect of each Trading Day in the applicable Observation Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Issuer shall promptly notify Noteholders of such Cash Percentage by notifying the Trustee (the “Cash Percentage Notice”). If the Issuer does not specify a Cash Percentage by the close of business on the Trading Day prior to the scheduled first Trading Day of the applicable Observation Period, the Issuer shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Observation Period with Common Shares; provided, however, that the Issuer shall pay cash in lieu of fractional shares otherwise issuable upon exchange of Notes. The Issuer at its option, may revoke any Cash Percentage Notice by notifying the Trustee; provided, that the Issuer shall revoke such notice by the close of business on the Trading Day prior to the scheduled first Trading Day of the applicable Observation Period.

(m)  No fractional Common Shares shall be issued upon exchange of any Note or Notes.  If more than one Note shall be surrendered for exchange at one time by the same Noteholder, the number of full shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.  Instead of any fractional Common Share that would otherwise be issued upon exchange of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Shares on the last day of the applicable Observation Period.

Section 13.03.        Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Issuer as follows:

(a)   In case the Guarantor shall issue Common Shares as a dividend or distribution to holders of the outstanding Common Shares, or shall effect a subdivision into a greater number of Common Shares or combination into a lower number of Common Shares, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	OS’
OS0

Where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of Common Shares outstanding immediately prior to such event; and

OS’	=	the number of Common Shares outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date fixed for such determination.  If any dividend or distribution of the type described in this Section 13.03(a) is declared but not so paid or made, or the outstanding Common Shares are not subdivided or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution, or subdivide or combine the outstanding Common Shares, as the case may be, to the Exchange Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b)   In case the Guarantor shall issue to all or substantially all holders of its outstanding Common Shares rights, warrants or convertible securities entitling them (for a period expiring within 60 calendar days after the issuance thereof) to subscribe for or purchase Common Shares at a price per share less than the Last Reported Sale Price of the Common Shares on the Business Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	OS0 + X
OS0 + Y

where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of Common Shares outstanding immediately prior to such event;

X	=	the total number of Common Shares issuable pursuant to such rights, warrants or convertible securities; and

Y	=

the number of Common Shares equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Shares over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the Record Date (or, if later, the Ex-Dividend Date) for the issuance of such rights, warrants or convertible securities.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination.  If such rights, warrants or convertible securities are not so exercised prior to their expiration, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such Record Date for such distribution had not been fixed.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase Common Shares at less than such Last Reported Sale Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights, warrants or convertible securities and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c)   In case the Guarantor shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares any class of beneficial interest of the Guarantor (other than Common Shares as covered by Section 13.03(a)), evidences of its indebtedness or other assets or property of the Guarantor (including securities, but excluding dividends, distributions, rights and warrants covered by Section 13.03(a), Section 13.03(b) or Section 13.03(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of beneficial interest, indebtedness, or other asset or property hereinafter in this Section 13.03(c) called the “Distributed Property”), then, in each such case the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	SP0
SP0 – FMV

Where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

SP0	=

the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for such distribution (or, if earlier, the Ex-Dividend Date); and

FMV	=

the fair market value (as determined by the Board of Trustees) of the shares of beneficial interest, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the Record Date for such distribution (or, if earlier, the Ex-Dividend Date).

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon exchange, the amount of Distributed Property such Noteholder would have received had such Noteholder owned a number of Common Shares equal to the Exchange Rate on the Record Date.  If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Trustees determines the fair market value of any distribution for purposes of this Section 13.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on the Common Shares of or other beneficial interests in the Guarantor, or on any class or series of stock of or similar beneficial interest in or relating to a Subsidiary or other business unit thereof (a “Spin-Off”), the Exchange Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

ER’	=	ER0	x	FMV0 + MP0
MP0

Where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

FMV0	=

the average of the Last Reported Sale Prices of the beneficial interests distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Shares over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any exchange within the 10 Trading Days following any Spin-Off, references within this paragraph (c) to 10 days shall be deemed replaced with such lower number of Trading Days as have elapsed between such Spin-Off and the Exchange Date in determining the applicable Exchange Rate.

Rights or warrants distributed by the Guarantor to all holders of Common Shares, entitling the holders thereof to subscribe for or purchase shares of the Guarantor’s beneficial interests, including Common Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 13.03(c) (and no adjustment to the Exchange Rate under this Section 13.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 13.03(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 13.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 13.03(c), Section 13.03(a) and Section 13.03(b), any dividend or distribution to which this Section 13.03(c) is applicable that also includes Common Shares to which Section 13.03(a) applies or rights or warrants to subscribe for or purchase Common Shares to which Section 13.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of beneficial interests other than such Common Shares or rights or warrants to which Section 13.03(c) applies (and any Exchange Rate adjustment required by this Section 13.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Exchange Rate adjustment required by Section 13.03(a) and Section 13.03(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the Record Date” and “the date fixed for such determination” within the meaning of Section 13.03(a) and Section 13.03(b) and (B) any Common Shares included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 13.03(a).

(d)   In case the Guarantor shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Shares to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the Dividend Threshold Amount for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER’	=	ER0	x	SP0 – T
SP0 – C

Where

ER0	=	the Exchange Rate in effect immediately prior to the Record Date for such distribution;

ER’	=	the Exchange Rate in effect immediately after the Record Date for such distribution;

SP0	=

the average of the Last Reported Sale Prices of the Common Shares over the period of 10 consecutive Trading Days ending the Business Day immediately preceding the Record Date (as defined in clause (f) of this Section) for such distribution (or, if earlier, the Ex-Dividend date relating to such distribution); and

T	=

the dividend threshold amount (“Dividend Threshold Amount”), which amount shall initially be $0.28 per quarter and which shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, Common Shares; provided, that if an Exchange Rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Dividend Threshold Amount shall be deemed to be zero; and

C	=	the amount in cash per share that the Guarantor distributes to holders of Common Shares.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than SP0 above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon exchange of a Note (or any portion thereof) the amount of cash such Noteholder would have received had such Noteholder owned a number of shares equal to the Exchange Rate on the Record Date.  If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 13.03(d), in the event of any reclassification of the Common Shares, as a result of which the Notes become exchangeable into more than one class of Common Shares, if an adjustment to the Exchange Rate is required pursuant to this Section 13.03(d), references in this Section to one Common Share or Last Reported Sale Price of one Common Share shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Shares into which the Notes are then exchangeable equal to the number of shares of such class issued in respect of one Common Share in such reclassification.  The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)   In case the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Exchange Rate shall be increased based on the following formula:

ER’	=	ER0	x	AC + (SP’ x OS’)
SP’ x OS0

Where

ER0	=	the Exchange Rate in effect immediately prior to the adjustment relating to such event;

ER’	=	the new Exchange Rate taking such event into account;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=

the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of common Shares pursuant to such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Shares over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.  If the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.  No adjustment to the Exchange Rate will be made if the application of the foregoing formula would result in a decrease in the Exchange Rate.

(f)    For purposes of this Section 13.03 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees or by statute, contract or otherwise).

(g)   In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 13.03, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 days if the Board of Trustees determines that such increase would be in the Issuer’s best interest.  In addition, the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Issuer shall mail to the Holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least five days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h)   All calculations and other determinations under this Article 7 shall be made by the Issuer and shall be made to the nearest cent or to the nearest 0.00001 of a share, as the case may be.  No adjustment shall be made for the Guarantor’s issuance of Common Shares or any securities convertible into or exchangeable for Common Shares, or the right to purchase Common Shares or such convertible or exchangeable securities, other than as provided in this Section 13.03.  No adjustment shall be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate then in effect at such time.  The Issuer shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the Notes for redemption or upon maturity.

(i)    Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  The Trustee and Exchange Agent may conclusively rely on the accuracy of the Exchange Rate adjustment provided by the Issuer.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within 30 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)    For purposes of this Section 13.03, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 13.04.        Sufficient Shares to be Delivered.  To the extent the Issuer elects to deliver Common Shares, and subject to Section 13.02(k), the Issuer shall provide, free from preemptive rights, sufficient Common Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange.

Section 13.05.        Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Guarantor with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Guarantor to any other Person, in either case as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Shares (any such event a “Merger Event”), then:

(a)   the Issuer shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Issuer of the equivalency of such adjustments.

If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Trustees shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Trustees and practicable the provisions providing for the repurchase rights set forth in Article 8 herein.

In the event the Issuer shall execute a supplemental indenture pursuant to this Section 13.06, the Issuer shall file with the Trustee an Officers’ Certificate briefly stating the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto, and the Trustee shall promptly mail notice thereof to all Noteholders.

(b)   Notwithstanding the provisions of Section 13.02(a) and Section 13.02(b), and subject to the provisions of Section 13.01, at the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes will be changed to a right to exchange such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of Common Shares equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Noteholder will be entitled thereafter to exchange its Notes into cash (up to the aggregate principal amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Exchange Rate, as described under Section 13.02(a) or Section 13.02(b), as applicable. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election. The Issuer shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Noteholder to exchange its Notes in accordance with the provisions of this Article 8 prior to the effective time of such Merger Event.

(c)   The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Note Register provided for in Section 2.06, within 30 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d)   The above provisions of this Section shall similarly apply to successive Merger Events.

Section 13.06.        Certain Covenants. The Issuer covenants that all Common Shares delivered upon exchange of Notes will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and changes with respect to the issue thereof.

Section 13.07.        Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer to transfer or deliver any Common Shares or certificates therefor or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 13.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto.

Section 13.08.        Notice to Noteholders Prior to Certain Actions.

In case:

(a)   the Guarantor shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Exchange Rate pursuant to Section 13.03; or

(b)   the Guarantor shall authorize the granting to all of the holders of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c)   of any reclassification of the Common Shares (other than a subdivision or combination of outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or of the sale or transfer of all or substantially all of the assets of the Guarantor; or

(d)   of the voluntary or involuntary dissolution, liquidation or winding-up of the Guarantor,

the Issuer shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note Register as promptly as possible but in any event at least 10 days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 13.09.        Shareholder Rights Plans. Upon exchange of the Notes, the Noteholders shall receive, in addition to any Common Shares issuable upon such exchange, the associated rights issued under any shareholder rights plan that the Guarantor adopts. If, and only if, the Noteholders receive rights under such shareholder rights plans as described in the preceding sentence upon exchange of their Notes, then no other adjustment pursuant to this Article 7 shall be made in connection with such shareholder rights plans.

Section 13.10.        Ownership Limit. Notwithstanding any other provision of this Indenture or the Notes, no Noteholder shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such shares would cause such Noteholder (together with such Noteholder’s affiliates) to exceed the applicable ownership limit contained in the Amended and Restated Articles of Incorporation of the Guarantor as then in effect.

Section 13.11.        Tax Effect. In certain circumstances, a Noteholder may be deemed to have received a constructive dividend or a payment of additional interest subject to U.S. federal income tax as a result of an Exchange Rate adjustment or the failure to make an Exchange Rate adjustment. In such event, the Issuer may set-off any U.S. federal withholding tax that it is required to pay with respect to any such constructive distribution or payment against cash payments of interest on the Notes.

Section 13.12.        Taxes on Shares Issued. The issue of stock certificates, if any, on exchange of Notes shall be made without charge to the exchanging Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 13.13.        Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common shares. The Guarantor shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the exchange of the Notes as required by this Indenture from time to time as such Notes are presented for exchange.

The Guarantor covenants that all Common Shares which may be issued upon exchange of Notes will upon issue be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

The Guarantor covenants that, if any Common Shares to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Guarantor shall, as expeditiously as possible secure such registration or approval, as the case may be.

The Guarantor further covenants that, if at any time the Common shares shall be listed on The New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Guarantor will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common shares shall be so listed on such exchange or automated quotation system, all the Common shares issuable upon exchange of the Notes; provided that if the rules of such exchange or automated quotation system permit the Guarantor to defer the listing of such Common shares until the first exchange of the Notes in accordance with the provisions of this Indenture, the Guarantor covenants to list such Common shares issuable upon exchange of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 13.14.        Calculation in Respect of Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the Holders of the Notes absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon request.

ARTICLE 14

MEETINGS OF HOLDERS OF NOTES

Section 14.01.        Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02.        Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           In case at any time the Issuer, the Guarantor or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor, if applicable, or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 14.03.        Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Issuer and its counsel.

Section 14.04.        Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the Outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 14.05.        Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 and the appointment of any proxy shall be proved in the manner specified in Section 8.01.

(b)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 14.02(b), in which case the Issuer, the Guarantor or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

(c)           At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)           Any meeting of Holders of Notes duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06.        Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

GUARANTEE

Section 15.01.        Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and interest and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenant that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 15.02.        Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03.        Limitation of Guarantor’s Liability; Certain Bankruptcy Events. (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)           The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04.        Application of Certain Terms and Provisions to the Guarantor. (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(d)           Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.05 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01.        Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02.        Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.03.        Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To Issuer:

Corporate Office Properties, L.P.
671 Columbia Gateway Drive,
Suite 300, Columbia, Maryland 21046
Telecopier No.: (443) 285–7650
Attention: General Counsel

To Guarantor:

Corporate Office Properties Trust
671 Columbia Gateway Drive,
Suite 300, Columbia, Maryland 21046
Telecopier No.: (443) 285–7650
Attention: General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

Wells Fargo Bank, National Association
608 2nd Avenue South, MAC N9303-120
Minneapolis, MN 55479
Telecopier No.: (612) 667-9825
Attention: Corporate Trust Services

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be delivered via electronic transmission or mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04.        Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05.        Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06.        Legal Holidays. In any case in which the Maturity Date of interest on or principal of the Notes or the Redemption Date or Repurchase Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or the Redemption Date or Repurchase Date, and no interest shall accrue for the period from and after such date.

Section 16.07.        Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08.        No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 16.09.        Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10.        Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11.        Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.05 and 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12.        Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.13.        Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Wells Fargo Bank, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

CORPORATE OFFICE PROPERTIES, L.P.
By:	Corporate Office Properties Trust
Its Sole General Partner

By:	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

CORPORATE OFFICE PROPERTIES TRUST,
as Guarantor

By:	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Lynn M.Steiner
Name: Lynn M. Steiner
Title: Vice President

SCHEDULE A

	Stock Price
Effective Date	$45.25	$50.00	$54.30	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$110.00	$120.00
18-Sep-06	3.68	2.66	2.01	1.93	1.44	1.10	0.87	0.70	0.58	0.49	0.43	0.37	0.33	0.27	0.22
20-Sep-07	3.68	2.50	1.83	1.73	1.24	0.91	0.69	0.54	0.44	0.37	0.31	0.27	0.24	0.19	0.16
20-Sep-08	3.68	2.40	1.69	1.59	1.08	0.77	0.56	0.43	0.35	0.29	0.25	0.22	0.19	0.16	0.13
20-Sep-09	3.68	2.17	1.40	1.30	0.79	0.49	0.32	0.22	0.17	0.14	0.12	0.10	0.09	0.07	0.06
20-Sep-10	3.68	1.84	0.95	0.85	0.35	0.12	0.03	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
20-Sep-11	3.68	0.95	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

EXHIBIT A

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CORPORATE OFFICE PROPERTIES, L.P. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

[Include only for Common Shares that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CORPORATE OFFICE PROPERTIES, L.P. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

3

CORPORATE OFFICE PROPERTIES, L.P.

3.50% EXCHANGEABLE SENIOR NOTES DUE 2026

REGISTERED	PRINCIPAL AMOUNT
No.:	$200,000,000
CUSIP No.: 22003BAA4

CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (hereinafter called the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation, the principal sum of $[175,000,000] on September 15, 2026 and to pay interest on the outstanding principal amount thereon from September 18, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing on March 15, 2007, at the rate of 3.50% per annum, until the entire principal hereof is paid or made available for payment.  The Notes will be fully and unconditionally guaranteed by Corporate Office Properties Trust (the “Guarantor”), on a senior unsecured basis, in accordance with the provisions of Article 16 of the Indenture (as defined below).

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the Close of Business on the Record Date for such interest which shall be the March 1 or September 1, as the case may be, next preceding such Interest Payment Date.  Payment of the principal of and interest on this Note will be made at the office of the Issuer maintained by the Issuer for such purposes, which shall initially be an office or agency of the Trustee, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.

Each Note of this series is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of September 18, 2006 (the “Indenture”), between the Issuer, the Guarantor and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the first page hereof, initially limited in aggregate principal amount to $[200,000,000], subject to the Issuer’s right to increase the aggregate principal amount of such series from time to time.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Notes of this series at the time Outstanding shall already have become due and payable, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such

4

Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

Prior to September 20, 2011, the Issuer may not redeem the Notes except to preserve the Guarantor’s status as a real estate investment trust as described in Section 3.01 of the Indenture.  Subject to the terms and conditions of the Indenture, on or after September 20, 2011, the Issuer shall have the right to redeem the Notes, in whole or from time to time in whole or part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. The Issuer shall not redeem the Notes until it has made at least 10 semi-annual interest payments (including the interest payments on March 15, 2007 through September 15, 2011) in the full amount required by this Indenture and the Notes.   Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Notes.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the redemption price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes.  It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

5

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date.  The Issuer or, at the written request of the Issuer, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.

On September 15, 2011, September 15, 2016 or September 15, 2021, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Put Right Repurchase Date.  Holders shall submit their Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to the Put Right Repurchase Date.

Subject to the provisions of the Indenture, the Holder has the right, at its option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Notes at any time prior to the Close of Business on the scheduled Trading Day immediately preceding September 20, 2011, into cash, Common Shares or a combination thereof, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.  The initial Exchange Rate is 18.4162 Common Shares for each $1,000 principal amount of Notes.  No fractional Common Shares will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for exchange.  No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Issuer, the Trustee, any Authenticating Agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director, trustee or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or

6

penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE (WHICH SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes of this series as a convenience to the Holders of such Notes.  No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

No Holder of Notes shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such Common Shares would cause such Holder (together with such Holder’s affiliates) to exceed the applicable ownership limit contained in the Amended and Restated Articles of Incorporation of the Guarantor as then in effect.

[This space intentionally left blank.]

7

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the undersigned officer.

CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust, its general partner

By:
Name:
Title:

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and Wells Fargo Bank, National Association, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 3.50% Exchangeable Senior Notes due 2026 (the “Notes”) of Corporate Office Properties, L.P., a Delaware limited partnership (the “Issuer”), whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the Notes or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future trustee, officer, employee, incorporator or shareholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: September 18, 2006

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:
Title:

EXCHANGE NOTICE

TO:         CORPORATE OFFICE PROPERTIES, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, Common Shares, cash, or a combination thereof, as the case may be, at the election of the Issuer, in accordance with the terms of the Indenture referred to in this Note, and directs that the Common Shares, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any

Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:         CORPORATE OFFICE PROPERTIES, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Corporate Office Properties, L.P. (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Put Right Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received                                                 hereby sell(s) assign(s) and transfer(s) unto                                                 (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                         attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

☐                                    To Corporate Office Properties, L.P., Corporate Office Properties Trust or a subsidiary of Corporate Office Properties, L.P.; or

☐                                    To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

For value received                                                            hereby sell(s) assign(s) and transfer(s) unto                                                            (Please insert social security or other Taxpayer Identification Number of assignee)                                                            Common Shares, and hereby irrevocably constitutes and appoints                                                            attorney to transfer said Common Shares on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Common Shares prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Common Shares are being transferred:

☐                                    To Corporate Office Properties, L.P., Corporate Office Properties Trust or a subsidiary of Corporate Office Properties, L.P.; or

☐                                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐                                    To a person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

☐                                    Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Common Shares evidenced by this certificate in the name of any person other than the registered holder thereof.

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is                                  ($                           ). The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee

r